UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2026
TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123
Not Applicable
___________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCX	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement.
On October 21, 2026, Ting Fiber, LLC (“Ting”), an indirect wholly owned subsidiary of Tucows Inc. (the “Company”), entered into an Assignment, Assumption, Novation and Transition Agreement (the “Novation Agreement”) that will transfer to Google Fiber Colorado, LLC (“gFiber”) Ting’s rights and obligations as tenant under its Dark Fiber Network Lease Agreement with Colorado Springs Utilities (“CSU”), dated as of December 17, 2021, as amended (the “Lease”).
Under the Novation Agreement, on March 31, 2027 (the “Closing Date”), Ting will assign the Lease to gFiber and gFiber will be substituted for Ting as tenant. The closing is subject to customary conditions, including the absence of an uncured material breach by Ting of transition obligations to each of CSU and gFiber, the absence of a material adverse change in the physical or operational condition of CSU’s network, the accuracy of the parties’ representations and warranties as of the Closing Date, and the absence of a pending order prohibiting the closing.

Under the Lease, Ting leases dark fiber and colocation space on CSU’s municipal fiber network in Colorado Springs, Colorado and serves as an anchor internet service provider on that network. In connection with the Lease, the Company executed and delivered to CSU a Parent Guaranty dated as of December 17, 2021 (the “Parent Guaranty”), guaranteeing the payment and performance of Ting’s obligations under the Lease. As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2026, Ting’s aggregate payment obligations under the Lease were estimated at approximately $322.8 million for the remaining term of the Lease. Following the Closing Date and satisfaction of certain post-closing obligations to CSU which are expected to occur by the end of April 2027, the Parent Guaranty will be terminated.

The foregoing description of the Novation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Novation Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 7.01 Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release announcing the transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01, Regulation FD Disclosure, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Tucows Inc., dated October 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and in any exhibits furnished or filed herewith that relate to the Company’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts and can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “likely,” “could,” “should,” “project,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include statements regarding the expected timing and completion of the transactions described above, the satisfaction of the conditions to closing, the termination and release of the Parent Guaranty and of Ting’s obligations under the Lease, the migration of Ting’s Colorado

Springs customers, and the anticipated effects of the transactions on the Company. These statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the failure of any condition to closing to be satisfied or waived; delay in, or failure to complete, the customer migration within the contemplated periods; the Company’s continuing obligations under the Lease and the Parent Guaranty until the applicable releases become effective; disputes with, or the failure to perform by, CSU or gFiber; the costs and charges associated with the transactions; and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission and on SEDAR+. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Ivan Ivanov
Ivan Ivanov
Chief Financial Officer
Dated: October 22, 2026